                                                                      EXHIBIT 23


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-54854, 33-75102 and 33-89004) pertaining to the 1991 Stock
Option Plan, in the Registration Statement (Form S-8 No. 33-54856) pertaining to the 1991 Nonemployee Directors Stock Option Plan, and in the Registration Statements (Form S-8 Nos. 33-9466, 33-11244, 33-30345, 33-34598, 33-34599,
33-34600, 33-40614 and 333-69109), pertaining to the Amended and Restated 1982 Stock Option Plan and the 1986 Employee Stock Purchase Plan, and in the Registration Statements (Form S-3 Nos. 33-78718, 333-16879, 333-29823 and 333-69107), pertaining to the registration of Common Stock Warrants and the Common Stock of IntelliCorp, Inc., of our report dated August 10, 1999, with respect to the consolidated financial statements of IntelliCorp, Inc. included in this Annual Report (Form 10-KSB) for the year ended June 30, 1999.


                                                           /s/ ERNST & YOUNG LLP


Palo Alto, California
September 27, 1999